Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2012

GREENWICH, Conn.--(BUSINESS WIRE)--August 2, 2012--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the second quarter of 2012 of $36.4 million, compared with net income of $31.1 million in the second quarter of 2011. GWI's diluted earnings per share (EPS) in the second quarter of 2012 were $0.84 with 43.2 million weighted average shares outstanding, compared with diluted EPS of $0.73 with 42.8 million weighted average shares outstanding in the second quarter of 2011.

GWI’s effective tax rate was 33.6% in the second quarter of 2012 compared with 26.8% in the second quarter of 2011. The higher tax rate in the second quarter of the current year was driven primarily by the expiration of the U.S. short line tax credit on December 31, 2011.

In the second quarter of 2012 and 2011, GWI's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

	Income Before Taxes Impact	After-Tax Net Income Impact	Diluted EPS Impact
Q2 2012
Net Gain on Sale of Assets	$6.2	$5.2	$0.12
Gain on Insurance Recoveries	$5.2	$3.6	$0.08
Business/Corporate Development Expenses	$(1.9)	$(1.2)	$(0.03)
Impact of Canadian Pacific Railway Strike	$(0.5)	$(0.4)	$(0.01)

Q2 2011
Net Gain on Sale of Assets	$1.1	$0.9	$0.02
Gain on Insurance Recoveries	$1.0	$0.7	$0.02
Gain on Sale of Investment	$0.6	$0.6	$0.01
Business/Corporate Development Expenses	$(0.4)	$(0.3)	$(0.01)

Jack Hellmann, President and CEO of GWI commented, “GWI’s business continued to perform well in the second quarter of 2012, as revenues were in line with our expectations at $217 million and our adjusted operating ratio improved by 0.9 percentage points to 75.5%. In our North American & European Operations, despite weakness in our U.S. coal traffic, we maintained an adjusted operating ratio of 75.8%. In our Australian Operations, the reopening of the Edith River Bridge significantly improved traffic flow to Darwin and our second quarter adjusted operating ratio improved to 74.9%.” (1)

“Over the past two weeks, GWI has announced a series of important transactions that we expect to strengthen our long-term earnings growth. In North America, the pending acquisition of RailAmerica will create an expanded national footprint for commercial and industrial development. In Australia, the announced expansion of our export iron ore contracts in South Australia, the acquisition of a freight and intermodal terminal in Alice Springs, as well as the final delivery of new, high-horsepower locomotives further strengthen our service position in central Australia. Finally, our announcement today that we have signed an agreement with Tata Steel Minerals Canada to construct and operate a rail line in the Labrador Trough once again highlights our expanding capabilities to serve the global mining industry.”

Results from Continuing Operations

In the second quarter of 2012, GWI's total operating revenues increased $7.8 million, or 3.7%, to $217.4 million, compared with $209.6 million in the second quarter of 2011. The increase included $6.9 million in revenues from new operations and a $1.0 million, or 0.5%, increase in same railroad operating revenues. During the second quarter of 2012, the depreciation of foreign currencies versus the U.S. dollar decreased same railroad operating revenues by $4.4 million, or 2.1%. Excluding the impact from foreign currency, GWI’s same railroad operating revenues increased $5.4 million, or 2.6%.

Same railroad freight revenues in the second quarter of 2012 increased $1.0 million, or 0.7%, to $147.8 million, compared with $146.8 million in the second quarter of 2011. Excluding a $3.0 million decrease from the impact of foreign currency depreciation, GWI’s same railroad freight revenues increased by $4.0 million, or 2.7%.

GWI's traffic in the second quarter of 2012 was 232,315 carloads, a decrease of 17,193 carloads, or 6.9%, compared with the second quarter of 2011. Traffic in the second quarter of 2012 included 4,315 carloads from new operations. Same railroad traffic decreased 21,508 carloads, or 8.6%, in the second quarter of 2012. The same railroad traffic decrease was principally due to decreases of 13,893 carloads of other commodity traffic, primarily related to a decrease in coal haulage moves, 7,834 carloads of coal traffic and 4,238 carloads of farm and food products traffic, partially offset by an increase of 1,983 carloads of metallic ores traffic and 1,487 carloads of intermodal traffic. All remaining traffic increased by a net 987 carloads.

Average same railroad freight revenues per carload increased 10.2% in the second quarter of 2012. A change in the mix of commodities and higher fuel surcharges increased average same railroad freight revenues per carload by 4.5% and 0.3%, respectively, partially offset by the depreciation of the Australian and Canadian dollars versus the U.S. dollar, which decreased average same railroad freight revenues per carload by 2.3%. Other than these factors, average same railroad freight revenues per carload increased 7.7%. Average same railroad freight revenues per carload were impacted by changes in the mix of customers within certain commodity groups, primarily other commodities and metals.

GWI’s same railroad non-freight revenues in the second quarter of 2012 were $62.8 million, equal to same railroad non-freight revenues in the second quarter of 2011. Excluding a $1.4 million decrease from the net impact from foreign currency depreciation, GWI’s same railroad non-freight revenues increased by $1.4 million, or 2.2%, primarily due to higher railcar switching revenues in the United States.

GWI's operating income in the second quarter of 2012 was $62.5 million, an increase of $11.3 million, compared with $51.2 million in the second quarter of 2011. GWI’s operating ratio in the second quarter of 2012 was 71.3%, compared with an operating ratio of 75.6% in the second quarter of 2011. Operating income in the second quarter of 2012 included gains on the sale of assets of $6.2 million and insurance recoveries of $5.2 million primarily related to a business interruption claim associated with lost profits incurred in the first quarter as a result of the Edith River Bridge derailment. This recovery represents a partial payment of our total expected business interruption claim. Additional recovery for business interruption losses is expected in the fourth quarter of 2012. Operating income in the second quarter of 2012 was negatively impacted by $1.9 million of business/corporate development costs and $0.5 million of lost income due to the 9-day strike of Canadian Pacific’s railroad engineers in May 2012. Operating income in the second quarter of 2011 included $1.1 million in gains on the sale of assets and $1.0 million in insurance recoveries, partially offset by $0.4 million of business/corporate development expenses. Excluding these items, GWI’s adjusted operating ratio was 75.5% in the second quarter of 2012, compared with 76.4% in the second quarter of 2011. (1)

Six Month Consolidated Results - Continuing Operations

For the six months ended June 30, 2012, GWI reported income from continuing operations of $58.6 million, a 10.1% increase over $53.3 million for the six months ended June 30, 2011. GWI's diluted earnings per share from continuing operations were $1.36 for the six months ended June 30, 2012 with 43.1 million weighted average shares outstanding, an 8.8% increase over $1.25 for the six months ended June 30, 2011 with 42.7 million weighted average shares outstanding. For the six months ended June 30, 2012, GWI's operating revenues increased $23.4 million, or 5.8%, to $424.9 million, compared with $401.5 million in the six months ended June 30, 2011. GWI's income from operations for the six months ended June 30, 2012 increased $13.4 million, or 14.8%, from $90.4 million for the six months ended June 30, 2011 to $103.8 million for six months ended June 30, 2012.

GWI's 2011 results include a tax benefit of $4.7 million ($0.11 per diluted share) associated with the short line tax credit, which expired in December 2011.

Free Cash Flow from Continuing Operations (2)

(in millions)	Six Months Ended June 30,
	2012	2011
Net cash provided by operating activities	$90.9	$52.0
Net cash used in investing activities, excluding
Australian new business investments	(26.4)	(23.7)
Net cash paid/(received) for acquisitions/divestitures	0.8	(0.9)
Cash paid for acquisition-related expenses (a)	-	13.0
Free cash flow before Australian new
business investments	65.3	40.4
Australian new business investments	(54.5)	(22.6)
Free cash flow (2)	$10.7	$17.8

(a) The 2011 period represented the payment of Australian stamp duty related to the acquisition of FreightLink in Australia, which was accrued as of December 31, 2010, but paid in 2011.

GWI’s free cash flow from continuing operations for the six months ended June 30, 2012 was $10.7 million. GWI’s continuing operations generated free cash flow of $17.8 million for the six months ended June 30, 2011. (2)

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the second quarter will be held Thursday, August 2, 2012, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1059; outside the U.S. is (612) 234-9960, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Second Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EDT on August 2, 2012, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on August 2 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 222299.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, we operate the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 66 railroads organized in 10 regions, with more than 7,600 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 17 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "should,""seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third-party approvals; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with expenses associated with estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; uncertainties as to the timing of the merger between us and RailAmerica, Inc. that was announced on July 23, 2012; the conditions imposed by the Surface Transportation Board to approve the merger; the possibilities that various closing conditions for the merger will not be satisfied or waived; our success integrating RailAmerica, Inc. into our operations and our ability to achieve synergies as a result of the merger; and others including but not limited to, those noted in our 2011 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

(1) The operating income and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

OPERATING REVENUES	$217,419	$209,589	$424,855	$401,500

OPERATING EXPENSES	154,946	158,424	321,068	311,132
INCOME FROM OPERATIONS	62,473	51,165	103,787	90,368

INTEREST INCOME	964	858	1,831	1,633
INTEREST EXPENSE	(8,622)	(10,253)	(17,238)	(20,192)
GAIN ON SALE OF INVESTMENTS	-	625	-	894
OTHER INCOME, NET	15	170	999	469

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	54,830	42,565	89,379	73,172

PROVISION FOR INCOME TAXES	18,443	11,420	30,748	19,905

INCOME FROM CONTINUING OPERATIONS	36,387	31,145	58,631	53,267

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(24)	-	(27)	-

NET INCOME	$36,363	31,145	$58,604	53,267

BASIC EARNINGS PER SHARE:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.90	$0.78	$1.45	$1.34
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
BASIC EARNINGS PER COMMON SHARE	$0.90	$0.78	$1.45	$1.34

WEIGHTED AVERAGE SHARES - BASIC	40,614	39,903	40,487	39,695

DILUTED EARNINGS PER SHARE:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.84	$0.73	$1.36	$1.25
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
DILUTED EARNINGS PER COMMON SHARE	$0.84	$0.73	$1.36	$1.25

WEIGHTED AVERAGE SHARES - DILUTED	43,153	42,757	43,116	42,654

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2012 AND DECEMBER 31, 2011
(in thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2012	2011

CURRENT ASSETS:
Cash and cash equivalents	$50,219	$27,269
Accounts receivable, net	159,792	165,768
Materials and supplies	16,343	14,445
Prepaid expenses and other	15,621	13,332
Deferred income tax assets, net	19,666	19,385
Total current assets	261,641	240,199

PROPERTY AND EQUIPMENT, net	1,712,879	1,643,589
GOODWILL	159,963	160,277
INTANGIBLE ASSETS, net	227,145	230,628
DEFERRED INCOME TAX ASSETS, net	2,442	2,342
OTHER ASSETS, net	17,716	17,122
Total assets	$2,381,786	$2,294,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$64,351	$57,168
Accounts payable	112,095	134,081
Accrued expenses	70,497	69,097
Deferred income tax liabilities, net	-	925
Total current liabilities	246,943	261,271

LONG-TERM DEBT, less current portion	563,599	569,026
DEFERRED INCOME TAX LIABILITIES, net	307,681	285,780
DEFERRED ITEMS - grants from outside parties	208,785	198,824
OTHER LONG-TERM LIABILITIES	17,873	18,622

TOTAL STOCKHOLDERS' EQUITY	1,036,905	960,634
Total liabilities and stockholders' equity	$2,381,786	$2,294,157

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$58,604	$53,267
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	27	-
Depreciation and amortization	35,967	32,158
Compensation cost related to equity awards	3,948	3,839
Excess tax benefits from share-based compensation	(2,687)	(2,049)
Deferred income taxes	21,608	11,071
Net gain on sale of assets	(7,429)	(2,098)
Gain on sale of investments	-	(894)
Gain on insurance recoveries	(5,186)	(1,043)
Insurance proceeds received	21,373	24
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	3,617	(17,612)
Materials and supplies	(1,870)	(1,763)
Prepaid expenses and other	(2,331)	2,048
Accounts payable and accrued expenses	(35,365)	(24,174)
Other assets and liabilities, net	579	(813)
Net cash provided by operating activities from continuing operations	90,855	51,961
Net cash used in by operating activities from discontinued operations	(27)	(5)
Net cash provided by operating activities	90,828	51,956

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(106,538)	(62,065)
Grant proceeds from outside parties	18,281	11,700
Cash paid for acquisitions, net of cash acquired	(837)	(440)
Proceeds from sale of investments	-	1,369
Proceeds from disposition of property and equipment	8,141	3,106
Net cash used in investing activities from continuing operations	(80,953)	(46,330)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(131,390)	(115,764)
Proceeds from issuance of long-term debt	133,118	94,612
Proceeds from employee stock purchases	10,742	12,631
Treasury stock purchases	(1,763)	(1,287)
Excess tax benefits from share-based compensation	2,687	2,049
Net cash provided by/(used in) financing activities from continuing operations	13,394	(7,759)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(319)	653

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	-	1

INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	22,950	(1,479)
CASH AND CASH EQUIVALENTS, beginning of period	27,269	27,417
CASH AND CASH EQUIVALENTS, end of period	$50,219	$25,938

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2012		2011
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$154,176	70.9%	$146,788	70.0%
Non-freight	63,243	29.1%	62,801	30.0%

Total revenues	$217,419	100.0%	$209,589	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$61,366	28.3%	$58,966	28.1%
Equipment rents	8,967	4.1%	10,986	5.3%
Purchased services	19,304	8.9%	19,705	9.4%
Depreciation and amortization	18,334	8.4%	16,297	7.8%
Diesel fuel used in operations	21,134	9.8%	22,654	10.8%
Diesel fuel sold to third parties	4,111	1.9%	4,500	2.1%
Casualties and insurance	5,943	2.7%	6,228	3.0%
Materials	6,783	3.1%	6,090	2.9%
Net gain on sale of assets	(6,199)	(2.9%)	(1,088)	(0.5%)
Gain on insurance recoveries	(5,186)	(2.4%)	(1,018)	(0.5%)
Other expenses	20,389	9.4%	15,104	7.2%

Total operating expenses	$154,946	71.3%	$158,424	75.6%

Functional Classification
Transportation	$66,228	30.5%	$68,050	32.4%
Maintenance of ways and structures	22,511	10.4%	19,636	9.4%
Maintenance of equipment	22,759	10.5%	24,052	11.5%
Diesel fuel sold to third parties	4,111	1.9%	4,500	2.1%
General and administrative	32,388	14.9%	27,995	13.4%
Net gain on sale of assets	(6,199)	(2.9%)	(1,088)	(0.5%)
Gain on insurance recoveries	(5,186)	(2.4%)	(1,018)	(0.5%)
Depreciation and amortization	18,334	8.4%	16,297	7.8%

Total operating expenses	$154,946	71.3%	$158,424	75.6%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$101,996	70.3%	$52,180	72.1%	$154,176	70.9%
Non-freight (excluding fuel sales)	43,059	29.7%	15,846	21.9%	58,905	27.1%
Fuel sales to third parties	-	0.0%	4,338	6.0%	4,338	2.0%
Total revenues	145,055	100.0%	72,364	100.0%	217,419	100.0%

Operating expenses
Labor and benefits	47,281	32.6%	14,085	19.5%	61,366	28.2%
Equipment rents	6,302	4.3%	2,665	3.7%	8,967	4.1%
Purchased services	6,462	4.5%	12,842	17.7%	19,304	8.9%
Depreciation and amortization	12,541	8.6%	5,793	8.0%	18,334	8.4%
Diesel fuel used in operations	13,017	9.0%	8,117	11.2%	21,134	9.7%
Diesel fuel sold to third parties	-	0.0%	4,111	5.7%	4,111	1.9%
Casualties and insurance	3,950	2.7%	1,993	2.8%	5,943	2.7%
Materials	6,268	4.3%	515	0.7%	6,783	3.1%
Net gain on sale of assets	(6,184)	(4.3%)	(15)	0.0%	(6,199)	(2.9%)
Gain on insurance recoveries	-	0.0%	(5,186)	(7.2%)	(5,186)	(2.4%)
Other expenses	15,520	10.7%	4,869	6.7%	20,389	9.4%
Total operating expenses	105,157	72.5%	49,789	68.8%	154,946	71.3%

Income from Operations	$39,898		$22,575		$62,473

Carloads	176,597		55,718		232,315

Net expenditures for additions to property & equipment	$13,934		$32,442		$46,376

Three Months Ended June 30, 2011	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$96,598	69.3%	$50,190	71.5%	$146,788	70.0%
Non-freight (excluding fuel sales)	42,737	30.7%	15,472	22.0%	58,209	27.8%
Fuel sales to third parties	-	0.0%	4,592	6.5%	4,592	2.2%
Total revenues	139,335	100.0%	70,254	100.0%	209,589	100.0%

Operating expenses
Labor and benefits	46,167	33.1%	12,799	18.2%	58,966	28.1%
Equipment rents	6,513	4.7%	4,473	6.4%	10,986	5.2%
Purchased services	7,117	5.1%	12,588	17.9%	19,705	9.4%
Depreciation and amortization	11,565	8.3%	4,732	6.7%	16,297	7.8%
Diesel fuel used in operations	14,056	10.1%	8,598	12.2%	22,654	10.8%
Diesel fuel sold to third parties	-	0.0%	4,500	6.4%	4,500	2.1%
Casualties and insurance	4,733	3.4%	1,495	2.1%	6,228	3.0%
Materials	5,650	4.1%	440	0.6%	6,090	2.9%
Net gain on sale of assets	(1,076)	(0.8%)	(12)	0.0%	(1,088)	(0.5%)
Gain on insurance recoveries	-	0.0%	(1,018)	(1.4%)	(1,018)	(0.5%)
Other expenses	10,873	7.8%	4,231	6.0%	15,104	7.2%
Total operating expenses	105,598	75.8%	52,826	75.2%	158,424	75.6%

Income from Operations	$33,737		$17,428		$51,165

Carloads	195,677		53,831		249,508

Net expenditures for additions to property & equipment	$14,742		$27,412		$42,154

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$170	1,624	$105	$22,917	15,086	$1,519	$23,087	16,710	$1,382
Coal & Coke	16,462	39,697	415	-	-	-	16,462	39,697	415
Farm & Food Products	5,902	11,991	492	11,491	16,308	705	17,393	28,299	615
Pulp & Paper	15,789	23,481	672	-	-	-	15,789	23,481	672
Metallic Ores **	2,721	2,883	944	13,770	8,265	1,666	16,491	11,148	1,479
Metals	15,531	24,014	647	-	-	-	15,531	24,014	647
Minerals & Stone	9,859	19,444	507	3,343	15,959	209	13,202	35,403	373
Chemicals & Plastics	13,841	16,558	836	-	-	-	13,841	16,558	836
Lumber & Forest Products	8,701	17,756	490	-	-	-	8,701	17,756	490
Petroleum Products	6,073	7,349	826	659	100	6,590	6,732	7,449	904
Autos & Auto Parts	2,115	2,546	831	-	-	-	2,115	2,546	831
Other	4,832	9,254	522	-	-	-	4,832	9,254	522

Totals	$101,996	176,597	$578	$52,180	55,718	$937	$154,176	232,315	$664

* Represents intermodal units
** Includes carload and intermodal units

Three Months Ended June 30, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$120	1,010	$119	$21,929	14,213	$1,543	$22,049	15,223	$1,448
Coal & Coke	20,122	47,531	423	-	-	-	20,122	47,531	423
Farm & Food Products	5,871	13,881	423	11,569	18,434	628	17,440	32,315	540
Pulp & Paper	15,480	23,823	650	-	-	-	15,480	23,823	650
Metallic Ores	1,319	2,096	629	12,607	5,855	2,153	13,926	7,951	1,751
Metals	11,686	22,198	526	-	-	-	11,686	22,198	526
Minerals & Stone	9,105	20,127	452	3,408	15,203	224	12,513	35,330	354
Chemicals & Plastics	11,376	15,135	752	-	-	-	11,376	15,135	752
Lumber & Forest Products	8,224	16,961	485	-	-	-	8,224	16,961	485
Petroleum Products	5,255	6,915	760	677	126	5,373	5,932	7,041	842
Autos & Auto Parts	2,203	2,881	765	-	-	-	2,203	2,881	765
Other	5,837	23,119	252	-	-	-	5,837	23,119	252

Totals	$96,598	195,677	$494	$50,190	53,831	$932	$146,788	249,508	$588

* Represents intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2012		2011
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$298,760	70.3%	$279,593	69.6%
Non-freight	126,095	29.7%	121,907	30.4%

Total revenues	$424,855	100.0%	$401,500	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$127,123	29.9%	$117,048	29.1%
Equipment rents	18,784	4.4%	21,530	5.4%
Purchased services	37,335	8.8%	37,147	9.3%
Depreciation and amortization	35,967	8.5%	32,158	8.0%
Diesel fuel used in operations	43,132	10.2%	44,075	11.0%
Diesel fuel sold to third parties	9,101	2.1%	8,579	2.1%
Casualties and insurance	11,490	2.7%	11,666	2.9%
Materials	12,890	3.0%	12,673	3.2%
Net gain on saleof assets	(7,429)	(1.7%)	(2,098)	(0.5%)
Gain on insurance recoveries	(5,186)	(1.2%)	(1,043)	(0.3%)
Other expenses	37,861	8.9%	29,397	7.3%

Total operating expenses	$321,068	75.6%	$311,132	77.5%

Functional Classification
Transportation	$134,392	31.6%	$130,020	32.5%
Maintenance of ways and structures	43,804	10.3%	37,499	9.3%
Maintenance of equipment	45,460	10.7%	47,559	11.8%
Diesel fuel sold to third parties	9,101	2.1%	8,579	2.1%
General and administrative	64,959	15.3%	58,458	14.6%
Net gain on sale of assets	(7,429)	(1.7%)	(2,098)	(0.5%)
Gain on insurance recoveries	(5,186)	(1.2%)	(1,043)	(0.3%)
Depreciation and amortization	35,967	8.5%	32,158	8.0%

Total operating expenses	$321,068	75.6%	$311,132	77.5%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Six Months Ended June 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$ 204,044	70.6%	$ 94,716	69.8%	$ 298,760	70.3%
Non-freight (excluding fuel sales)	85,084	29.4%	31,387	23.1%	116,471	27.4%
Fuel sales to third parties	-	0.0%	9,624	7.1%	9,624	2.3%
Total revenues	289,128	100.0%	135,727	100.0%	424,855	100.0%

Operating expenses
Labor and benefits	98,371	34.0%	28,752	21.2%	127,123	29.9%
Equipment rents	13,028	4.5%	5,756	4.3%	18,784	4.4%
Purchased services	12,721	4.4%	24,614	18.1%	37,335	8.8%
Depreciation and amortization	24,859	8.6%	11,108	8.2%	35,967	8.5%
Diesel fuel used in operations	28,226	9.8%	14,906	11.0%	43,132	10.2%
Diesel fuel sold to third parties	-	0.0%	9,101	6.7%	9,101	2.1%
Casualties and insurance	7,362	2.5%	4,128	3.0%	11,490	2.7%
Materials	12,152	4.2%	738	0.5%	12,890	3.0%
Net gain on sale of assets	(7,295)	(2.5%)	(134)	(0.1%)	(7,429)	(1.7%)
Gain on insurance recoveries	-	0.0%	(5,186)	(3.8%)	(5,186)	(1.2%)
Other expenses	28,493	9.9%	9,368	6.9%	37,861	8.9%
Total operating expenses	217,917	75.4%	103,151	76.0%	321,068	75.6%

Income from Operations	$ 71,211		$ 32,576		$ 103,787

Carloads	350,853		103,640		454,493

Net expenditures for additions to property & equipment	$ 26,738		$ 61,519		$ 88,257

Six Months Ended June 30, 2011	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$ 187,327	69.0%	$ 92,266	71.1%	$ 279,593	69.6%
Non-freight (excluding fuel sales)	84,315	31.0%	28,581	22.0%	112,896	28.1%
Fuel sales to third parties	-	0.0%	9,011	6.9%	9,011	2.3%
Total revenues	271,642	100.0%	129,858	100.0%	401,500	100.0%

Operating expenses
Labor and benefits	92,626	34.1%	24,422	18.8%	117,048	29.1%
Equipment rents	13,006	4.8%	8,524	6.5%	21,530	5.4%
Purchased services	13,482	5.0%	23,665	18.2%	37,147	9.3%
Depreciation and amortization	22,911	8.4%	9,247	7.1%	32,158	8.0%
Diesel fuel used in operations	29,033	10.7%	15,042	11.6%	44,075	11.0%
Diesel fuel sold to third parties	-	0.0%	8,579	6.6%	8,579	2.1%
Casualties and insurance	8,056	3.0%	3,610	2.8%	11,666	2.9%
Materials	11,912	4.4%	761	0.6%	12,673	3.2%
Net gain on sale of assets	(2,084)	(0.8%)	(14)	0.0%	(2,098)	(0.5%)
Gain on insurance recoveries	(25)	0.0%	(1,018)	(0.8%)	(1,043)	(0.3%)
Other expenses	22,053	8.1%	7,344	5.7%	29,397	7.3%
Total operating expenses	210,970	77.7%	100,162	77.1%	311,132	77.5%

Income from Operations	$ 60,672		$ 29,696		$ 90,368

Carloads	389,907		104,157		494,064

Net expenditures for additions to property & equipment	$ 21,811		$ 28,554		$ 50,365

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$262	2,344	$112	$41,527	27,822	$1,493	$41,789	30,166	$1,385
Coal & Coke	31,524	71,696	440	-	-	-	31,524	71,696	440
Farm & Food Products	14,172	28,050	505	22,613	32,976	686	36,785	61,026	603
Pulp & Paper	31,748	48,257	658	-	-	-	31,748	48,257	658
Metallic Ores **	4,946	5,412	914	23,360	12,823	1,822	28,306	18,235	1,552
Metals	32,287	50,685	637	-	-	-	32,287	50,685	637
Minerals & Stone	18,116	35,724	507	5,815	29,795	195	23,931	65,519	365
Chemicals & Plastics	28,081	33,604	836	-	-	-	28,081	33,604	836
Lumber & Forest Products	16,528	33,594	492	-	-	-	16,528	33,594	492
Petroleum Products	12,909	15,256	846	1,401	224	6,254	14,310	15,480	924
Autos & Auto Parts	4,175	4,952	843	-	-	-	4,175	4,952	843
Other	9,296	21,279	437	-	-	-	9,296	21,279	437

Totals	$204,044	350,853	$582	$94,716	103,640	$914	$298,760	454,493	$657

* Represents intermodal units
** Includes carload and intermodal units

Six Months Ended June 30, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$218	1,856	$117	$39,762	27,085	$1,468	$39,980	28,941	$1,381
Coal & Coke	38,993	101,735	383	-	-	-	38,993	101,735	383
Farm & Food Products	12,721	28,161	452	21,373	35,036	610	34,094	63,197	539
Pulp & Paper	30,259	48,132	629	-	-	-	30,259	48,132	629
Metallic Ores	2,844	4,874	584	23,272	10,046	2,317	26,116	14,920	1,750
Metals	23,023	44,738	515	-	-	-	23,023	44,738	515
Minerals & Stone	15,399	34,276	449	6,780	31,781	213	22,179	66,057	336
Chemicals & Plastics	21,840	29,484	741	-	-	-	21,840	29,484	741
Lumber & Forest Products	15,613	32,536	480	-	-	-	15,613	32,536	480
Petroleum Products	11,303	14,620	773	1,079	209	5,163	12,382	14,829	835
Autos & Auto Parts	4,349	5,771	754	-	-	-	4,349	5,771	754
Other	10,765	43,724	246	-	-	-	10,765	43,724	246

Totals	$187,327	389,907	$480	$92,266	104,157	$886	$279,593	494,064	$566

* Represents intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measures.

Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses, and Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as an important measure of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three months ended June 30, 2012, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, is presented excluding net gain on sale of assets, gain on insurance recoveries, business/corporate development expenses and the impact of the Canadian Pacific Railway strike. The Operating Income and Operating Ratio for the three months ended June 30, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, is presented excluding net gain on sale of assets, gain on insurance recoveries and business/corporate development expenses. The Adjusted Operating Income and Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Income and Operating Ratios by segment calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Operating Ratios by segment described above ($ in millions):

Three months ended June 30, 2012	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$145.1	$72.4	$217.4
Operating expenses	105.2	49.8	154.9
Operating income	$39.9	$22.6	$62.5
Operating ratio	72.5%	68.8%	71.3%

Operating income	$145.1	$72.4	$217.4
Impact of Canadian Pacific Railway strike	0.7	-	0.7
Adjusted operating revenues	$145.7	$72.4	$218.1

Operating expenses	$105.2	$49.8	$154.9
Net gain on sale of assets	6.2	-	6.2
Gain on insurance recoveries	-	5.2	5.2
Business/corporate development expenses	(1.1)	(0.8)	(1.9)
Impact of Canadian Pacific Railway strike	0.2	-	0.2
Adjusted operating expenses	$110.5	$54.2	$164.7

Adjusted operating income	$34.6	$18.2	$52.8
Adjusted operating ratio	75.8%	74.9%	75.5%

Three months ended June 30, 2011	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$139.3	$70.3	$209.6

Operating expenses	105.6	52.8	158.4
Operating income	$33.7	$17.4	$51.2
Operating ratio	75.8%	75.2%	75.6%

Operating expenses	$105.6	$52.8	$158.4
Net gain on sale of assets	1.1	-	1.1
Gain on insurance recoveries	-	1.0	1.0
Business/corporate development expenses	-	(0.4)	(0.4)
Adjusted operating expenses	$106.7	$53.4	$160.1

Adjusted operating income	$32.6	$16.8	$49.5
Adjusted operating ratio	76.6%	76.1%	76.4%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash paid/(received) for acquisitions/divestitures and the cash paid for acquisition-related expenses. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Six Months Ended June 30,
	2012	2011
Net cash provided by operating activities from continuing operations	$90.9	$52.0
Net cash used in investing activities from continuing operations (a)	(81.0)	(46.3)
Net cash paid/(received) for acquisitions/divestitures	0.8	(0.9)
Cash paid for acquisition-related expenses (b)	-	13.0
Free cash flow	$10.7	$17.8

(a) The 2012 and 2011 periods include $54.5 million and $22.6 million, respectively, in Australian new business investments.
(b) The 2011 period includes Australian stamp duty expenses accrued as of December 31, 2010, but paid in 2011.

CONTACT:
Genesee & Wyoming Inc.
Michael Williams, 1-203-629-3722
GWI Corporate Communications
mwilliams@gwrr.com